Exhibit 10.2
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, “Agreement”) is entered into as of July 14, 2023 (“Effective Date”), among LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation (together with its successors and assigns, “Lender”), NOVAN, INC. a Delaware corporation (“Novan”) and EPI HEALTH, LLC, a South Carolina limited liability company (“EPI” and, together with Novan, each, a “Borrower” and collectively, the “Borrowers”).

ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1    Certain Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings defined in the UCC (as defined below). As used herein, the following terms have the meanings indicated:
(1)    “Advance” means an advance of funds made by Lender to the Borrowers pursuant to Section 2.3 below.
(2)    “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.
(3)    “Agreement” means this Loan and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.
(4)    “Asset Disposition” means any sale, lease, license, transfer, assignment, statutory division or other consensual disposition by a Borrower of any asset.
(5)    “Authority Documents” means the following: (i) a certificate of good standing from the Borrowers’ state of organization; (ii) a copy of the Borrowers’ articles of organization or other applicable document; (iii) a copy of the Borrowers’ operating agreement or other applicable agreement; and (iv) a consent in form and content satisfactory to Lender, authorizing each Borrower to execute the Loan Documents to which it is a party.
(6)    “Business Day” means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.
(7)    “Capital Stock” means any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.
(8)    “Change of Control” means, with respect to any Borrower:
(a)    any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of thirty-five percent (35%) or more of the voting Equity Interests of such Borrower;
(b)    any person or group of persons shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the Equity Interests of such persons entitled to vote for members of the board of directors of such Borrower (on a fully diluted basis and taking into account all such Equity Interests that such person or group of persons has the right to acquire pursuant to any option right) representing thirty-five percent (35%) or more of the combined voting power of such Equity Interests; or
(c)    except pursuant to a transaction permitted hereunder, the failure of such Borrower to beneficially own, directly or indirectly (on a fully diluted basis), one hundred percent (100%) of the voting Equity Interests of any of its Subsidiaries.
(9)    “Collateral" shall include the following properties, assets and rights of the Borrowers, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, in each case, to the extent of the Borrowers’ right, title or interest therein:
(a)    all Accounts;
(b)    all Chattel Paper (whether tangible or electronic);
(c)    all Contracts;
(d)    all Deposit Accounts, Securities Accounts, cash, cash equivalents and money;
(e)    all Documents;
(f)    all Equipment;
(g)    all Equity Interests;
(h)    all General Intangibles (including, without limitation, all Payment Intangibles);
(i)    all Instruments (including, without limitation, Promissory Notes);
(j)    all Intellectual Property;
(k)    all Inventory;
(l)    all Investment Property;
(m)    all IP Licenses;
(n)    all Letter-of-Credit Rights;
(o)    all Goods and other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);
(p)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution or violation of any Intellectual Property;
(q)    all books and records pertaining to the Collateral;
(r)    all Commercial Tort Claims;

(s)    to the extent not otherwise included, all Proceeds, including all Cash Proceeds and Noncash Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
(t)    to the extent not covered by clauses (a) through (r) of this definition, all other assets, personal property and rights of the Borrowers, whether tangible or intangible; and
(u)    the Borrowers’ rights under any agreement, including without limitation, the Borrowers’ rights to claim a reversionary interest in any Intellectual Property pursuant to an underlying agreement;
(v)    provided that, notwithstanding anything to the contrary in this Agreement, the Collateral shall not include, and no security interest shall be granted in the Excluded Assets, except that such exclusion shall not in any way limit, impair or otherwise affect Lender’s continuing security interest upon any rights or interests of the Borrowers in or to (x) monies due or to become due in respect of the Excluded Assets or (y) any and all proceeds from the sale, transfer, assignment, license, franchise, lease or other disposition of the Excluded Assets, in each case, to the extent that such monies and proceeds in clauses (x) and (y) are not themselves part of the Excluded Assets.
(10)    “Contract Rate” means twelve percent (12%) per annum.
(11)    “Copyrights” means, with respect to each Borrower, (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.
(12)    “Copyright Licenses” means any written agreement naming a Borrower as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
(13)    “Debt” means, for any Person, without duplication and limitation: (a) all indebtedness of such Person for borrowed money or for amounts drawn under a letter of credit, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all guaranties of Debt, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment of Debt, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss, (e) all obligations under leases that constitute capital leases for which such Person is liable, (f) obligations evidenced by bonds, debentures, notes, or other similar instruments, (g) obligations for the deferred purchase price of property or services (including trade obligations), (h) obligations under acceptance facilities, (i) obligations secured by any Liens, whether or not the obligations have been assumed, (j) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and/or (k) any other items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP, and shall also include all contingent liabilities.
(14)    “Default Rate” means, the lesser of (a) the Maximum Rate and (b) six percent (6%) per annum in excess of the Contract Rate.
(15)    “Disbursement Schedule” has meaning assigned in Section 5.4.

(16)    “Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
(17)    “Event of Default” has the meaning assigned in Article 8.
(18)    “Excluded Assets” means, collectively, (i) any of such Borrowers’ right, title or interest in any lease, license, contract, property right or agreement to which such Borrower is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant (A) would, under the express terms of such lease, license, contract or agreement result in a breach of the terms of, or constitute a default under, such lease, license, contract or agreement or (B) violate any law applicable thereto or principles of equity, (ii) any property of a Borrower to the extent and for so long as the grant of a security interest pursuant to this Agreement in such Borrower’s right, title or interest therein (A) is prohibited by any applicable law, or (B) requires a consent pursuant to any law that has not been obtained from any Governmental Authority, and (iii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; provided that such security interest shall attach immediately and automatically when such prohibition, termination right or consent requirement is repealed, rescinded or otherwise ceases to be effective, when such consent is obtained, or such filing has been made; provided, however, that (I) Excluded Assets shall not include any Proceeds of property described above (unless such Proceeds would otherwise constitute Excluded Assets) and (II) any Excluded Assets that ceases to be Excluded Assets shall automatically, without the action of any other Person, become Collateral.
(19)    “Factoring Agreement” means that certain Factoring Agreement dated as of December 1, 2022 by and between EPI and CSNK Working Capital Finance Corp. d/b/a Bay View Funding.
(20)    “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) thereof and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such provisions.
(21)    “Fee Letter” means the Fee Letter, dated as of the Effective Date, by and among the Borrowers and Lender.
(22)    “GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
(23)    “Governmental Authority” means the United States, and any state, county, city or other political subdivision, agency or instrumentality exercising jurisdiction over the Borrowers.
(24)    “Health Care Laws” means, to the extent applicable to any Borrower, the Subsidiaries, or their respective assets, businesses, and operations: (i) any and all federal, state and local fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. §

1320a-7a), the regulations promulgated pursuant to such statutes and any comparable state laws; (ii) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), and the regulations promulgated thereunder and any comparable state laws, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (vi) quality, safety and accreditation standards and requirements of all applicable state laws or Governmental Authorities; and (vii) any and all other applicable health care laws, rules, codes, statutes, ordinances, regulations, manual provisions, policies and administrative guidance, each of (i) through (vii) as may be amended from time to time.
(25)    “Historical Financial Statements” means with respect to each Borrower, information filed by or on their behalf on Forms 10-Q, 10-K and 8-K with the U.S. Securities and Exchange Commission.
(26)    “Indemnitees” means, collectively, Lender and any Affiliates of Lender, together with the respective partners, members, directors, officers, employees, agents and advisors of Lender and any Affiliates of Lender.
(27)    “Intellectual Property” means with respect to each Borrower, collectively, all rights, priorities and privileges (including, without limitation, any IP Ancillary Rights) relating to intellectual property, now owned or hereafter acquired and owned by such Borrower, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, and the Trademarks.
(28)    “IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.
(29)    “IP License” means all contractual obligations (and any related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
(30)     “Lien” means any lien, security interest, encumbrance or other similar creditor’s right or claim in or against an asset, securing an obligation owed to, or a claim by, any Person other than the owner of such asset, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
(31)    “Loan” means the loan to be made by Lender to the Borrowers under this Agreement and all other amounts secured by the Loan Documents in an aggregate amount not to exceed the Commitment.
(32)    “Loan Documents” means: (a) this Agreement, (b) such assignments and/or consent agreements pertaining to management agreements, contracts and other rights as may be required under this Agreement, (c) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (d) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.
(33)    “Material Adverse Effect” means (a) a material impairment of the ability of the Borrowers to perform their respective Obligations under any Loan Document to which they are a party; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers of any Loan Document to which it is a party.
(34)    “Maturity Date” means August 14, 2023, or such earlier date resulting from the acceleration of the Obligations hereunder.

(35)    “Maximum Rate” means the maximum interest rate allowed by applicable law in effect with respect to the Advance on the date for which a determination of interest accrued hereunder is made and after taking into account all fees, payments and other charges which are, under applicable law, characterized as interest.
(36)    “Obligations” mean the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by the Borrowers under this Agreement and all other Loan Documents, all present and future obligations and liabilities of the Borrowers to Lender for the payment of money under any of the Loan Documents (including, without limitation, all principal amounts, interest, late charges, fees and all other charges and sums, as well as all costs and expenses payable by the Borrowers under this Agreement and the other Loan Documents and whether or not allowed or allowable in any proceeding), whether direct or indirect, contingent or non-contingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not now contemplated and whether or not of the same character or class as the Borrowers’ obligations under this Agreement or any other Loan Document, as well as all renewals, refinancings, consolidations and extensions of any of the foregoing.
(37)    “Patents” means with respect to the Borrowers, (a) all letters patent of the United States, and any other jurisdiction, country or any political subdivision thereof, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States and any other jurisdiction, country or any political subdivision thereof, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof and (c) all rights to obtain any foreign counterparts to, divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of the foregoing.
(38)    “Permits” means, with respect to any Person, any permit, approval, clearance, authorization, enrollment, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case, and applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject.
(39)    “Permitted Debt” means, collectively:
(a)    any Debt owing to Lender under this Agreement and the other Loan Documents; and
(b)    any Debt outstanding on the date hereof.
(40)    “Permitted Liens” means, collectively:
(a)    Liens in favor of Lender (if any); and
(b)    any Liens existing on the date hereof as set forth on Schedule 1.1(40) hereto.
(41)    “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.
(42)    “Pledged Issuers” has the meaning specified therefor in the definition of the term “Pledged Shares”.
(43)    “Pledged Shares” means, subject to Section 10.1, (i) the shares of Equity Interests described in Schedule 4.17(6) hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule

4.17(6) (the “Existing Issuers”), (ii) the rights, privileges, authorities, and powers of such Borrower as an owner or holder of such Equity Interests, including all economic rights, all control rights, authority, and powers, all status rights of such Borrower as a member, shareholder, or other owner (as applicable), and all rights and interests, if any, to participate in the management of each Pledged Issuer (as defined below), (iii) the shares of Equity Interests at any time and from time to time owned or acquired by a Borrower of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, (iv) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, financial assets, securities, other Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and (v) without affecting the obligations of any Borrower under any provision prohibiting such action under this Agreement or any other Loan Document, in the event of any consolidation or merger involving any Pledged Issuer and in which such Pledged Issuer is not the surviving entity or any division of any Pledged Issuer, all Equity Interests of the successor entity formed by or resulting from such consolidation, merger or division.
(44)    “Request for Advance” means a request in form and substance acceptable to Lender directing where the proceeds of the Advance are to be made and attaching a funds-flow memorandum setting forth the sources and uses of such proceeds, which funds-flow memorandum shall be in form and substance reasonably satisfactory to Lender and shall contain the details of how funds from each source are to be transferred to particular uses and the wire transfer instructions for the particular uses of such funds.
(45)    “Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Vice President, Treasurer, Controller or Secretary of each Borrower.
(46)    “State” means the State of New York.
(47)    “Subsidiary” means, with respect to any Person, (a) any corporation or limited liability company more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors or managers of such corporation or limited liability company (irrespective of whether or not at the time stock of any class or classes of such corporation or limited liability company shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly, through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, through Subsidiaries, has more than a fifty percent (50%) voting Equity Interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of a Borrower.
(48)    “Trademarks” means, with respect to the Borrowers, (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (b) the right to obtain all extensions or renewals thereof.
(49)    “UCC” means the UCC, as adopted and enacted and as in effect from time to time in the State of New York.
(50)    “Voting Stock” means with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors or managers (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

ARTICLE 2
LOAN TERMS
Section 2.1    Loan. The principal amount of the Loan shall not exceed Three Million Dollars ($3,000,000) (“Commitment”) and shall be funded and repaid in accordance with this Agreement.
Section 2.2    [Reserved].
Section 2.3    Advance. Subject to the terms and conditions set forth in this Agreement, including, without limitation, the conditions set forth in Schedule 2.3 attached hereto, so long as no Event of Default has occurred, Lender agrees to make a single Advance to the Borrowers on the Effective Date in a principal amount equal to the Commitment. The Commitment shall automatically and permanently terminate on the Effective Date upon the funding of the Loan hereunder. Any principal amount of the Loan which is repaid or prepaid may not be reborrowed.
Section 2.4    Maturity. All Obligations of the Borrowers under this Agreement, if not already paid pursuant to the provisions herein, including all accrued and unpaid interest thereto and all fees and other amounts owing by Borrower to Lender with respect thereto, will be due and payable upon the Maturity Date.
Section 2.5    Method of Borrowing.
(1)    With respect to the single Advance made on the Effective Date, the Borrowers shall submit to Lender or to Lender’s designated agent(s) a written request for such Advance. Lender agrees to make available the amount of such Advance to the Borrowers in immediately available funds.
(2)    The Borrowers hereby irrevocably authorizes Lender to rely on telephonic, facsimile, electronic transmission or written instructions of any Person identifying themselves as one of the individuals listed herein (or any other individual from time to time authorized to act on behalf of the Borrowers) with respect to any request to make an Advance or a repayment hereunder.
Section 2.6    Interest; Default Rate. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear fixed, non-compounding interest at the Contract Rate. Payments of interest shall be due monthly in cash, in arrears on the first day of each month, commencing with August 1, 2023. If any Obligations are outstanding after August 14, 2023, the Obligations shall automatically bear interest at the Default Rate.
Section 2.7    Payments and Maturity. Except as otherwise provided herein, interest shall be computed and accrue on the principal amount hereof from time to time outstanding at a rate per annum equal to the Contract Rate.
(1)    On the Maturity Date, Borrower shall pay the principal balance of the Loan, together with any and all remaining unpaid interest thereon at the Contract Rate.
(2)    Any prepayments are to be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to the payment of interest on the principal balance from time to time remaining unpaid at the applicable rate provided herein; and third, to reduce the principal balance. Any prepayments shall be applied to installments in the inverse order of incurrence.
Section 2.8    Additional Payment Terms.
(1)    All sums payable to Lender hereunder shall be payable in lawful currency of the United States of America in immediately available funds without deduction, set-off or counterclaim no later than 12:00 p.m. Eastern time on the date when due at the principal office of Lender, or to or from such other account or address as Lender may from time to time designate in a written notice to the Borrowers. No credit shall be given for any payment received by check, draft or other instrument or item until such time as Lender shall have received credit therefor from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.
(2)    When any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.
(3)    If at any time a Borrower is required by law to make any deduction or withholding in respect of any taxes, duties or other charges from any payment due hereunder, the sum due from such Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender will in any event receive and retain a net sum equal to the sum which Lender would have received had no such deduction or withholding been required to be made. Such Borrower shall promptly deliver to Lender receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding. If Lender is entitled to an exemption from or reduction of withholding with respect to payments made under any Loan Document, Lender shall deliver to such Borrower such properly completed and executed documentation reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; including, if Lender is a U.S. Person (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), an IRS Form W-9 or, if Lender is not a U.S. Person, the appropriate IRS Form W-8. In addition, if reasonably requested by such Borrower, Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower as will enable such Borrower (i) to determine whether or not Lender is subject to backup withholding or information reporting requirements and (ii) to comply with FATCA, as applicable.
Section 2.9    Use of Proceeds. The proceeds of the Advance shall be used by the Borrowers solely (i) to pay fees and expenses incurred in connection with this Agreement and related transactions and (ii) for working capital and general corporate purposes of the Borrowers in accordance with the Disbursement Schedule.
Section 2.10    Prepayments. The Loan may be prepaid, in whole at any time, or in any part from time to time, without premium or penalty, and must be prepaid in the following amounts and at the following times:
(1)    unless Lender shall otherwise consent in writing, contemporaneously with the refinancing of the Debt owing to Lender under this Agreement, in an amount equal to one hundred percent (100%) of the outstanding Obligations;
(2)    unless Lender shall otherwise consent in writing, on the date on which a Borrower (or Lender as loss payee or assignee) receives any casualty proceeds with respect to any asset upon which Lender maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of reason-able and documented out-of-pocket expenses and fees), or such lesser portion of such proceeds as Lender shall elect to apply to the Obligations;
(3)    an amount equal to any interest that is deemed to be in excess of the Maximum Rate and is required to be applied to the reduction of the principal balance of the Loan as provided for in this Agreement;
(4)    unless Lender shall otherwise consent in writing, upon receipt by a Borrower of the proceeds of any Asset Disposition that is not made in the ordinary course of business or that pertains to any collateral securing the Obligations, an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of reasonable and documented out-of-pocket fees and expenses) or such lesser portion as Lender shall elect to apply to the Obligations; and
(5)    unless Lender shall otherwise consent in writing, upon receipt by a Borrower of proceeds (net of reasonable and documented out-of-pocket fees and expenses) of any other extraordinary receipts or from the incurrence of Debt or issuance and sale of any Debt or equity securities at any time, in each case, which is prohibited by the terms herein, an amount equal to one hundred percent (100%) of such net proceeds, or such lesser portion as Lender shall elect to apply to the Obligations.
Section 2.11    Recourse Obligations. The Loan shall be a fully recourse Obligation of the Borrowers and upon the occurrence of an Event of Default, Lender may exercise all of its rights and remedies under the Loan Documents, including, without limitation, its right to seek and obtain a monetary judgment against Borrower with respect to the Obligations evidenced hereby and to hold the Borrowers liable for such Obligations.
ARTICLE 3
CONDITIONS PRECEDENT TO LENDER’S OBLIGATIONS
    It is expressly agreed that Lender shall not be obligated to make the Advance hereunder until the following conditions have been satisfied, unless waived by Lender in writing at its sole discretion:
Section 3.1    [Reserved].
Section 3.2    Documents. Lender shall have received and reviewed to its satisfaction the following fully-executed documents or deliverables:
(1)    this Agreement;
(2)    the Fee Letter;
(3)    (i) a certificate of each Borrower, dated the Effective Date and executed by its Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Agreement and Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of each financial officer and any other officers of such Borrower authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including (i) the certificate or articles of incorporation or organization of each Borrower certified by the relevant authority of the jurisdiction of organization of such Borrower and a true and correct copy of its by-laws or operating, management or partnership agreement and (ii) a long form good standing certificate for each Borrower from its jurisdiction of organization; and
(4)    filing of appropriate financing statements in such office or offices as may be determined as necessary by Lender to perfect the security interests and Liens purported to be created hereunder.
Section 3.3    Lien Searches. Lender shall have received the results of a recent lien search in such jurisdictions as Lender shall deem appropriate, and such search shall reveal no liens on any of the assets of the Borrowers (other than Permitted Liens).
Section 3.4    Fees, Costs and Expenses. The Borrowers shall have paid (i) fees (including, without limitation, reasonable and documented attorneys’ fees), costs, and expenses incurred by Lender in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents in connection therewith, including up to an amount equal to $135,000.00, which shall be deducted by Lender from the Advance and the balance of which shall be added to the Obligations hereunder and (ii) fees due and payable under the Fee Letter.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to Lender that:
Section 4.1    Organization and Power. Each Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Borrower has all requisite limited liability company or similar power and authority under the laws of its jurisdiction of organization to own, lease and operate its properties and to carry on its business as now being conducted. No Borrower is a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code of 1986, as amended. A true, correct and complete copy of the organizational structure of the Borrowers and their respective Subsidiaries is attached hereto as Exhibit A.
Section 4.2    Validity of Loan Documents. Each Borrower has all requisite organizational power and authority to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery of the Loan Documents, and performance of its obligations hereunder, by each Borrower: (1) are duly authorized and do not require the consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any other party or Governmental Authority which has not been obtained; (2) will not violate any applicable law in any material respect or result in the imposition of any Lien, charge or encumbrance upon the assets of such Borrower, except as contemplated by the Loan Documents; and (3) will not conflict with or result or cause a breach of any of the terms or provisions of, or constitute a default under, any material indenture, pledge, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or any other agreement or instrument to which any Borrower is party or by which any Borrower’s property or assets are subject or bound. The Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
Section 4.3    Compliance with Laws; No Violations. Each Borrower is in compliance with all applicable laws, rules, statues, regulations and ordinances except where noncompliance would not reasonably be expected to have a material adverse effect. Each Borrower has duly obtained and now holds all material licenses, permits, certifications, approvals and the like required by federal, state and local laws of the jurisdictions in which such Borrower conducts its business, and each remains valid and in full force and effect. There exists no violations of any statutes, rules, orders, ordinances, regulations or requirements of any Governmental Authorities with respect to the operation of each Borrower’s business.
Section 4.4    Financial Condition; Liabilities; Litigation.
(1)    The Historical Financial Statements and the other financial statements of each Borrower delivered to Lender are true and correct in all material respects and fairly present the financial condition of such Borrower as of the dates indicated therein and the results of its operations for the indicated periods and were or will be, as the case may be, prepared in accordance with GAAP and applied on a consistent basis with prior periods. All Debt of each Borrower as of the Effective Date is reflected on the most recently dated Historical Financial Statements of such Borrower. No information, exhibit, or report furnished by the Borrowers to Lender in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.
(2)    Except as otherwise disclosed to Lender, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of any Borrower, threatened against any Borrower that (a) questions the validity of the Loan Documents or the right of such Borrower to enter into the Loan Documents and consummate the transactions contemplated thereby, (b) prevents, delays, interferes or would otherwise make illegal the consummation of the transactions contemplated by the Loan Documents, or (c) could reasonably be expected to cause, either individually or in the aggregate, any Material Adverse Effect.
Section 4.5    Other Agreements; Defaults. No Borrower is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower is in violation or default of any provisions of its organizational documents, each as amended from time to time and as currently in effect, or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of and compliance with the Loan Documents will not result in any such violation or default.

Section 4.6    Location of Borrower. Each Borrower’s principal place of business and chief executive offices are located at the address stated in Schedule 4.6 hereof.
Section 4.7    Tax Filings. Each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrowers, as applicable, have set aside on their books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect.
Section 4.8    Outstanding Debt. No Borrower has outstanding Debt except as set forth in its most recently dated Historical Financial Statement. No Borrower intends to incur Debt or liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of obligations of such Borrower).
Section 4.9    Full and Accurate Disclosure. No statement of fact made by or on behalf of any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower which has not been disclosed to Lender which could reasonably be expected to have a Material Adverse Effect.
Section 4.10    Anti-Terrorism and Anti-Money Laundering Compliance.
(1)    No Borrower is, and no Person who (a) owns a controlling interest in or otherwise controls a Borrower, or (b) holds, directly or indirectly, any legal or beneficial interest whatsoever in Borrower, is: (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Agreement as the “Anti-Terrorism Laws”. This Section 4.10(1) shall not apply to any Person to the extent that such Person’s interest in a Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.
(2)    Each Borrower has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in such Borrower, to assure that funds invested by such holders in such Borrower are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).
(3)    No Borrower, nor to the knowledge of the Borrowers any Person who (1) owns a controlling interest in or otherwise controls Borrower, or (2) holds, directly or indirectly, any legal or beneficial interest whatsoever in Borrower, (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the

BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
Section 4.11    Health Care Matters.
(1)    Compliance with Health Care Laws; Permits. Each Borrower is and, in the five (5) years prior to the Effective Date, has been in compliance in all material respects with all Health Care Laws applicable to it, its products and its properties or other assets or its business or operation. Each Borrower and any Person acting on its behalf, has in effect all Permits, including, without limitation, all Permits necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations, as presently conducted, except as immaterial. All such Permits are in full force and effect and there exists no material default under, or material violation of, any such Permit and neither Borrower nor any Subsidiary has received written notice of any current or proposed limitation, suspension, termination or revocation of any such Permit. No action, proceeding, litigation, demand, or investigation by any Governmental Authority and no suit, action or proceeding by any other person, in each case with respect to any of Borrower or any Subsidiary is pending or, to the knowledge of such Person, threatened.
(2)    Material Statements. In the five (5) years prior to the Effective Date, neither Borrower nor any Subsidiary has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, or, to the knowledge of either Borrower or any Subsidiary, failed to disclose a material fact required to any Governmental Authority, or committed an act, or made a statement that, at the time such statement was made, would constitute a material violation of any Health Care Law. As applicable, neither Borrower nor any Subsidiary, or any of their respective affiliates, employees or agents, has made any untrue statement of fact to any Governmental Authority regarding material claims incurred but not reported, in the five (5) years prior to the Effective Date.
Section 4.12    Acknowledgment of Lender’s Reliance. Each Borrower acknowledges that Lender will extend the Loan in reliance upon the representations and warranties contained in the Loan Documents or any certificate delivered to Lender pursuant to the Loan Documents. Lender shall be entitled to such reliance notwithstanding any investigation which has been or will be conducted by Lender on its behalf.
Section 4.13    Business Purpose. The proceeds of the Loan will be used entirely for the Borrowers’ business purposes.
Section 4.14    [Reserved].
Section 4.15    Factoring Agreement. There are no outstanding amounts or obligations due and payable under the Factoring Agreement and no more than $4,000,000 cash is posted as collateral for the obligations thereunder.
Section 4.16    Borrower Information. Schedule 4.16 hereto sets forth a complete and accurate list as of the Effective Date of (i) the exact legal name of each Borrower, (ii) the state or jurisdiction of organization of each Borrower, (iii) the type of organization of each Borrower and (iv) the organizational identification number of each Borrower or states that no such organizational identification number exists.
Section 4.17    Collateral.
(1)    Except as otherwise provided or referenced in this Agreement, each Borrower has good, marketable and indefeasible title to the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind (other than Permitted Liens).
(2)    Except as otherwise provided or referenced in this Agreement, no Borrower will hereafter, without Lender’s prior written consent, sell, pledge, encumber, assign or otherwise dispose of any of the Collateral other than in the ordinary course of business or permit any lien or security interest to exist thereon except to Lender (other than Permitted Liens).

(3)    Upon the filing of any UCC-1 financing statements in the appropriate filing office, Lender will have a perfected security interest (subject only to Permitted Liens) in the Collateral (including, without limitation, after-acquired Collateral at the time any Borrower acquires rights therein) to the extent that a security interest in the Collateral can be perfected by such filing.
(4)    Except as otherwise provided or referenced in this Agreement, each Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.
(5)    Set forth in Schedule 4.17(5) hereto is a complete and accurate list, as of the Effective Date, of each Deposit Account, Securities Account and Commodities Account of each Borrower, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account.
(6)    The Pledged Issuers set forth in Schedule 4.17(6) identified as a Subsidiary of a Borrower are each such Borrower’s only Subsidiaries existing on the Effective Date. The Pledged Shares have been duly authorized and validly issued and the Pledged Shares of any issuer that is a corporation are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule 4.17(6) hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests of each Borrower’s Subsidiaries constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable (other than Equity Interests in limited liability companies and partnerships which are validly issued and fully paid).
Section 4.18    Survival; Updates of Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Effective Date and any advance made hereunder. Lender acknowledges and agrees that any and all representations and warranties contained in or made under or in connection with this Agreement may be amended, changed or otherwise modified by the Borrowers, with the consent of Lender, at any time and from time to time after the Effective Date so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes and/or modifications are disclosed in writing to and approved by Lender. Lender shall have no obligation to waive any Event of Default due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of such representation or warranty.
ARTICLE 5
REPORTING
Section 5.1    Disbursements Schedule. Attached hereto as Exhibit B is the Borrowers’ projected cash expenditures for their operations for the term of this Agreement (the “Disbursements Schedule”). On July 18, 2023 and on or before the Tuesday of each calendar week (or, solely to the extent any Tuesday is not a Business Day, on or before the Wednesday of such calendar week), the Borrowers shall deliver a certificate signed by an Authorized Officer of the Borrowers to Lender, certifying that the Borrowers have not made any expenditure or disbursement other than as set forth in the Disbursement Schedule and disclosing the amount and payee of each disbursement made from the Advance by the Borrowers.
ARTICLE 6
Section 6.1    [Reserved].
Section 6.2    Access to Books and Records. Each Borrower shall keep and maintain proper and current books and records in accordance with GAAP and permit Lender and its agents and representatives, upon prior reasonable notice and during normal business hours, (i) to examine and produce copies of, as applicable, all of the facilities, processes, records, books and papers of such Borrower and (ii) to discuss the business, affairs and finances of the Borrowers with any of its officers and managers and such Borrower’s independent accountants. All reasonable costs and expenses of such inspections, examinations and discussions shall be paid by the Borrowers.
Section 6.3    Reporting.
(i)    Promptly after delivery thereof, of any written notice from any Governmental Authority of any investigation or audit, or pending or threatened proceedings relating to, any violation by the Borrowers or any Subsidiary of any applicable laws, including any Health Care Laws, in each case, solely to the extent the same would reasonably be expected to result in any material liability to any Borrower or any Subsidiary.
(ii)     Each Borrower shall promptly notify Lender in writing of (a) any condition or event which constitutes (or which upon the giving of notice or lapse of time, or both would constitute) an Event of Default under this Agreement or any other Loan Documents, including any event or circumstance which causes any information which has previously been provided by such Borrower to Lender to include an untrue statement of material fact or to omit to state any material fact or any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in such event, such Borrower shall promptly furnish to Lender updated or revised information which will correct such untrue statement or include such omitted fact; (b) any written notice of default received by such Borrower or otherwise material to such Borrower’s business; (c) any threatened or pending legal, judicial or regulatory proceedings or investigation, including any dispute between such Borrower and any Governmental Authority affecting such Borrower; and (d) any event causing extraordinary loss or depreciation of the value of such Borrower’s assets (whether or not insured) or business and the facts with respect thereto.
Section 6.4    Each Borrower shall provide Lender copies of all certificates, notices and other information delivered to such Borrower by, or received by such Borrower from, any other material contract counterparty, contemporaneously with such delivery or promptly after such receipt.
ARTICLE 7
COVENANTS
Each Borrower covenants and agrees with Lender that, so long as Borrower has any outstanding Obligations (other than unasserted contingent Obligations) under the Loan Documents, without the prior written consent of Lender:
Section 7.1    Due on Sale and Encumbrances; Authority Documents.
(1)    No Borrower shall (a) sell, convey, assign or otherwise transfer its properties, assets or contractual rights other than in the ordinary course of business consistent with past practice; or (b) mortgage, pledge, encumber, alienate, grant any other Lien on or grant any other interest in its properties or assets other Liens in favor of Lender (other than Permitted Liens), without prior consultation with Lender; and
(2)    No Borrower shall not amend, modify, or otherwise supplement its respective Authority Documents in a manner that would be adverse to Lender.
Section 7.2    Taxes on Security. Each Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Liens (if any) created or secured by the Loan Documents. If there shall be enacted any law changing existing laws of taxation of security interests, mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, such Borrower shall promptly pay to Lender, on demand, all additional taxes, costs and charges for which Lender is or may be liable as a result thereof.
Section 7.3    Limitations on Other Debt. Without the prior consultation with Lender, no Borrower shall incur any Debt (whether secured or unsecured) (other than Permitted Debt).

Section 7.4    Compliance with Laws, etc. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and all material licenses and permits and comply with all applicable laws, rules, statutes, regulations and ordinances in all material respects.
Section 7.5    Compliance with Health Care Laws.
(1)    Without limiting or qualifying any other provision of this Agreement, each Borrower will comply, and will cause each Subsidiary, to comply in all material respects, with all applicable Health Care Laws relating to the operation of such Person’s business.
(2)    Notwithstanding anything to the contrary in this Agreement, neither Borrower nor any Subsidiary shall be required to furnish to Lender any protected health information or any patient related information, to the extent such disclosure to Lender is prohibited by Health Care Laws or other applicable laws.
Section 7.6    Continued Business Operations. Without prior consultation with Lender, each Borrower shall continue to conduct such Borrower’s business operations in substantially the same manner as is currently being conducted. Each Borrower shall keep or cause to be kept adequately insured by financially sound and reputable insurers such Borrower’s business activities in the manner usually insured by businesses engaged in the same or similar businesses. Without limiting the generality of the foregoing, each Borrower shall at all times maintain adequate business liability insurance applicable to such Borrower’s operations.
Section 7.7    Prohibited Actions. No Borrower shall: (a) enter into any agreements affecting the operation of such Borrower’s business or amend or terminate any existing agreements without prior consultation with Lender; (b) enter into any line of business substantially different from those lines of business conducted by the such Borrower on the date hereof or any business substantially related or incidental thereto; (c) commence any legal action or proceeding against any person or settle any legal action or proceeding against such Borrower brought by any third party or Governmental Authority; (d) make loans or advances to any person or entity; (e) engage in, or seek or consent to, any dissolution, winding up, liquidation, consolidation, merger or asset sale unless otherwise permitted hereby; (f) enter into or be a party to any transaction with its members or any of its affiliates, except on terms that are no less favorable to any party thereto than would be obtained in a comparable arm’s length transaction with an unrelated third party; (g) except as permitted by Section 10.2 of hereof), change its name; and/or (h) use any trade name other than such Borrower’s true name.
Section 7.8    Further Assurances. Each Borrower shall (a) cure any defects in the execution and delivery of the Loan Documents, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, or to obtain any consents as may be necessary or appropriate in connection therewith.
Section 7.9    [Reserved].
Section 7.10    Disbursement Schedule. No Borrower may make any disbursements other than those set forth in the Disbursements Schedule delivered to Lender pursuant to Section 5.4 hereof.
Section 7.11    Factoring Agreement. EPI shall not utilize, or issue any invoices under, the Factoring Agreement and the balance thereunder shall remain at $0 at all times.
ARTICLE 8
EVENTS OF DEFAULT
Each of the following shall constitute an “Event of Default” under the Loan:

Section 8.1    Payments. Any Borrower’s failure to pay (a) any payment of principal, interest, fees or other amount due under the Loan Documents when and as due and/or (b) the Loan at the Maturity Date, whether by acceleration or otherwise.
Section 8.2    Covenants. Any Borrower’s failure to perform or observe any of the agreements and covenants contained in Section 6.3, Section 7.1, Section 7.3, Section 7.7, Section 7.10 or Section 7.11.
Section 8.3    Other Covenants. Any Borrower’s failure to perform or observe any of the other agreements and covenants contained in this Agreement or any other Loan Documents for a period of more than five (5) days following the occurrence thereof.
Section 8.4    Representations and Warranties. Any representation or warranty made in any Loan Document or in any financial statement, application, schedule, report or any other document given by any Borrower under any Loan Document proves to be untrue in any material respect when made or deemed made, or if any warranty shall cease to be complied with in any material respect, or if any Borrower omitted to state any material fact necessary to make such information not misleading.
Section 8.5    Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against any Borrower that seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property; or an order for relief against any Borrower shall be entered in any such case under the Federal Bankruptcy Code.
Section 8.6    Voluntary Petitions, Etc. Commencement by any Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by such Borrower to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by such Borrower of a general assignment for the benefit of creditors, or the failure by such Borrower, or the admission by such Borrower in writing of its inability, to pay its debts generally as they become due, or any action by Borrower to authorize or effect any of the foregoing.
Section 8.7    Business Change. Any Borrower consummates any (i) dissolution, liquidation, consolidation or merger with or into any other business entity, (ii) any transaction which results in a Change of Control or (iii) any transaction for the sale, transfer or other disposition of all or a material portion of any Borrower’s or any of their Subsidiaries’ assets.
Section 8.8    Material Business Disruption. Any Borrower is enjoined, restrained or in any way prevented by order of a court or regulatory agency from continuing to conduct all or any material part of its business affairs for a period in excess of five (5) consecutive days.
Section 8.9    Other Encumbrances. If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower’s assets, other than a Permitted Lien.
Section 8.10    Loan Documents. Any of the Loan Documents or the security interests and Liens thereunder are challenged by any Borrower or any Loan Document is revoked or rescinded.
Section 8.11    Collateral. (A) the failure of Lender to have a perfected first priority security interest in the Collateral, except for Permitted Liens or as otherwise provided in this Agreement or (B) a forfeiture or loss of all or a material portion of the collateral to any Governmental Authority.

ARTICLE 9
REMEDIES
Section 9.1    Remedies.
(1)    While any Event of Default exists, Lender shall have no obligation to make the Advance hereunder. Upon the occurrence of an Event of Default under Article 7 hereof, at the option and upon the declaration of Lender, (x) the entire Loan (including, without limitation, any and all costs and expenses, including professional fees) shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Default Rate will apply in accordance with Section 2.6; and (y) the obligation, if any, of Lender to make any further Advance hereunder shall be terminated. Notwithstanding the generality of the foregoing, the Lender shall not exercise any rights or remedies hereunder until July 20, 2023.
(2)    Upon the occurrence of an Event of Default under Article 7 hereof, Lender may, immediately enforce payment of all amounts due and owing under the Loan Documents and exercise all rights and remedies therefor under the Loan Documents and at law or in equity, including, without limitation, instituting any proceeding or proceedings to enforce the Obligations. The rights, powers and remedies of Lender under the Loan Documents shall be in addition to all rights, powers and remedies given to Lender by virtue of any statute or rule of law, or any other agreement between Lender and any Borrower, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s rights in any security interests created by the Loan Documents.
(3)    The acceptance of any payment by any Borrower to Lender shall not be deemed to cure or constitute a waiver of any Event of Default and Lender retains its rights under this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Loan upon the happening of any Event of Default, despite any payments made to Lender after the occurrence of such Event of Default.
(4)    Lender’s exercise of any right or remedy which has the effect of remedying an Event of Default under the Loan Documents shall not constitute a cure or waiver of such Event of Default.
(5)    The failure of Lender to insist upon strict performance of any term, covenant or condition contained in the Loan Documents shall not be deemed to be a waiver, modification, amendment or estoppel with respect to the enforcement of such term, covenant or condition. No Borrower shall be relieved or released from its Obligations by reason of (a) the failure of Lender to comply with any request of such Borrower to take any action to enforce any of the provisions of the Loan Documents; (b) the release, regardless of consideration, of any Person liable for the Loan or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Documents. The rights of Lender under each of the Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision of any Loan Document to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated, but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
(6)    Upon the occurrence and during the continuance of any Event of Default, Lender may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a Lender under the UCC. All of the rights and remedies of Lender, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently by Lender. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Borrowers under this Agreement, after failure to perform, shall not affect the right of Lender to declare a default and to exercise remedies available to Lender under this Agreement. Nothing under this Agreement or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender under this Agreement following the occurrence and during the continuance of an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against the Borrowers and/or to proceed against any other collateral directly or indirectly securing the Obligations. Nothing under this Agreement or otherwise shall be construed so as to require Lender to proceed against or resort to any collateral directly or indirectly securing the Obligations at any time.
(7)    Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or as otherwise required herein) to or upon the Borrowers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof, which rights shall include, without limitation, the right to (a) peaceably by its own means or with judicial assistance enter the premises of the Borrowers and take possession of the Collateral without prior notice to the Borrowers or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Borrowers’ premises, and (d) require the Borrowers to assemble the Collateral and make it available to Lender at a place designated by Lender. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give the Borrowers reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Borrowers at least ten (10) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Lender's reasonable attorney's fees and legal expenses, incurred or expended by Lender to enforce any payment due it under this Agreement either as against the Borrowers, as applicable, or in the prosecution or defense of any action, or concerning any matter growing out of or in connection with the subject matter of this Agreement and the Collateral pledged hereunder. Each Borrower waives all relief from all appraisement or exemption laws now in force or hereafter enacted.
(8)    Each Borrower hereby irrevocably appoints Lender as its agent and attorney-in-fact, with full power of substitution, in the name of such Borrower, for the sole use and benefit of Lender, but at the expense of such Borrower, to exercise, at any time and from time to time during the continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral:
(a)    to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral,
(b)    to endorse such Borrower’s name to any instruments, chattel paper and documents comprising part of the Collateral (including endorsing such instruments, chattel paper and documents to Lender (for the benefit of Lender)),
(c)    to assign, on behalf of such Borrower, any instruments, chattel paper or documents comprising part of the Collateral to Lender (for the benefit of Lender),
(d)    to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral,
(e)    to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of such Borrower, to execute and deliver its release and settlement for the claim,
(f)    to file any claim or claims or to take any action or institute or take part in any proceedings, either in its role as Lender, as applicable, or in the name of such Borrower, or otherwise, which in the discretion of Lender may seem to be necessary or advisable,

(g)    to receive, open, and dispose of all mail addressed to such Borrower pertaining to the Collateral (or appearing to Lender to possibly pertain to the Collateral),
(h)    to notify postal authorities to change the address for delivery of mail addressed to such Borrower to such address as Lender may designate, and
(i)    to assume such Borrower’s role in its relationships and contractual obligations and rights as to any custodian or administrator.
This power is given as security for the Obligations, and, upon the occurrence and during the continuation of an Event of Default, the authority hereby conferred is, and shall be, irrevocable and coupled with an interest and shall remain in full force and effect until renounced by Lender.

ARTICLE 10
COLLATERAL
Section 10.1    Grant of Security Interest. To secure the payment and performance in full of the Obligations, each Borrower hereby assigns and grants to Lender a continuing Lien (subject only to Permitted Liens) on and security interest in the Collateral. Each Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of such UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to (i) whether such Borrower is an organization, the type of organization and (ii) any organization identification number issued to such Borrower. Each Borrower agrees to furnish any such information to Lender promptly upon request. Each Borrower also ratifies its authorization for Lender to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
Section 10.2    Change in Name or Locations. Each Borrower agrees that (a) without providing at least thirty (30) days’ prior written notice to Lender, such Borrower will not change its name, its chief executive office or organizational identification number, (b) without the prior written consent of Lender (not to be unreasonably withheld), such Borrower will not change its type of organization or jurisdiction of organization and (c) without prior consultation with Lender, such Borrower will not cause any Equipment or Inventory of such Borrower with a value in excess of $250,000 to be located at any location other than as set forth on Schedule 10.2 attached hereto (or in transit between such locations).
Section 10.3    Intellectual Property.
(1)    With respect to each Trademark, each Borrower (either itself or through licensees) will, to the extent material to the conduct of its business, (i) continue to use such Trademark on each and every trademarked class of goods applicable to its then current lines of products and services as reflected in its current catalogs, brochures, price lists and other sales materials to the extent necessary to maintain such Trademark in full force and effect free from any reasonable claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) reasonably use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark is reasonably likely to become invalidated or materially impaired in any way.
(2)    No Borrower (either itself or through licensees) will, except as its reasonable business judgment otherwise dictates, do any act, or knowingly omit to do any act, whereby any Patent material to such Borrower’s business is reasonably likely to become forfeited, abandoned or dedicated to the public.

(3)    No Borrower (either itself or through licensees) will (and will not permit any licensee or sublicensee thereof to), except as its reasonable business judgment otherwise dictates, do any act or knowingly omit to do any act whereby any such Copyright is reasonably likely to become invalidated or otherwise impaired. No Borrower will (either itself or through licensees), except as its reasonable business judgment otherwise dictates otherwise, do any act whereby any such Copyright may fall into the public domain (other than by expiration).
(4)    No Borrower (either itself or through licensees) will, except as its reasonable business judgment otherwise dictates otherwise, do any act that knowingly infringes the intellectual property rights of any other Person.
(5)    Each Borrower will, to the extent necessary or useful in the conduct of its business, take all necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Intellectual Property material to its business, including, without limitation, paying of maintenance fees, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(6)    Each Borrower shall notify Lender reasonably promptly if it knows that any United States Patent, Trademark or Copyright owned by such Borrower and material to the business of such Borrower, and is the subject of an application or registration, has or is reasonably likely to become abandoned, lost or dedicated to the public (except by expiration), or of any materially adverse and final determination (including the institution of, or any such materially adverse and final determination in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office, as applicable, in connection with the prosecution of any application for issuance of a Patent or registration of a Trademark or Copyright) regarding such Borrower’s ownership of any such Patent, Trade-mark or Copyright, its right to register the same, or its right to keep and maintain the same.
(7)    Each Borrower agrees that, should it obtain an ownership or other interest in any Intellectual Property that constitutes Collateral after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement, except, with respect to each of (i) and (ii) above, if such interest in Intellectual Property is obtained under a license from a third party under which the grant of a security interest would not be permitted.
Section 10.4    Covenants.
(1)    Possessory Collateral. As of the date hereof, each Borrower shall have delivered to Lender (or any other custodian approved by Lender) all other instruments and tangible chattel paper included in the Collateral to the extent Lender has requested such delivery.
(2)    Electronic Chattel Paper. If any Borrower at any time holds or acquires an interest in any Collateral that is electronic chattel paper or a “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Borrower shall promptly notify Lender thereof and, at the request and option of Lender, shall take such action as Lender may reasonably request to vest in Lender control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
(3)    Perfection of Security Interests. Each Borrower shall take any other action reasonably requested by Lender to insure the attachment, perfection and priority of, and the ability of Lender, at the written direction of Lender, the security interests including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the signature of such Borrower thereon is required therefor, (b) causing the name of Lender, for the benefit of Lender, to be noted as Lender on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interests in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interests in such Collateral, including, without limitation, executing and delivering any filings necessary to perfect the security interests in the Intellectual Property, (d) using commercially reasonable efforts to obtain governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person with rights in the Collateral, and (e) taking all actions required by any UCC or by other applicable law; provided, however, that in no event shall deposit account control agreements be required with respect to any Excluded Accounts. Each Borrower also hereby appoints Lender and its employees and agents as its irrevocable attorney-in-fact for the purpose of executing and/or filing any documents necessary to perfect or to continue any security interest, such appointment being coupled with an interest and irrevocable until such time as the Obligations (excluding any contingent indemnification claims not yet asserted) are paid and performed in full.
(4)    Notice to Lender. Each Borrower shall promptly notify Lender in writing upon such Borrower’s knowledge of the filing of any Lien on such Borrower or any of the Collateral, other than Permitted Liens.
(5)    Preservation of Collateral. Each Borrower shall be fully responsible for any losses that any Lender may suffer as a result of anyone other than any Lender (or any custodian on behalf of such Lender) and/or holders of Permitted Liens asserting any rights or interest in or to the Collateral. Each Borrower shall appear in and to defend all actions or proceedings purporting to affect the security rights and interests granted to Lender under this Agreement. In the event that Lender elects to defend any such action or proceeding, each Borrower agrees to reimburse Lender for the reasonable and documented costs associated therewith, including without limitation, the reasonable attorneys’ fees of Lender, which costs will be payable upon demand.
(6)    Compliance with Laws. Each Borrower shall comply in all material respects with all federal, state or local laws applicable to it or in connection with its acquisition of, or any actions taken with respect to, the Collateral.
(7)    Accounts. No Borrower shall maintain, or cause any of its Subsidiaries to maintain, any Deposit Account, Securities Account or Commodities Account other than such accounts listed on Schedule 4.17(5) hereto, without the prior written consent of Lender.
(8)    Pledged Shares. If any Borrower shall be or become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Borrower shall accept and hold the same for the benefit of Lender and promptly deliver the same forthwith to Lender in the exact form received, duly endorsed by such Borrower to Lender, if required, together with an undated stock transfer power covering such certificate duly executed in blank by such Borrower and otherwise in form and substance reasonably satisfactory to Lender, to be held by Lender as additional Collateral for the Obligations. Notwithstanding the foregoing, with respect to Pledged Shares owned by any Borrower on the Effective Date, such Borrower shall deliver to Lender all certificates and undated stock transfer powers with respect thereto duly executed in blank by such Borrower and otherwise in form and substance reasonably satisfactory to Lender on or prior to the Effective Date.
(9)    Negative Pledge; No Transfer. No Borrower will sell or offer to sell or otherwise transfer or grant or allow the imposition of a Lien or security interest upon the Collateral (other than Permitted Liens) or use any portion thereof in any manner inconsistent with this Agreement. So long as this Agreement remains in effect, no Borrowers shall, without the prior written consent of Lender compromise, settle, adjust, or extend payment under or with regard to any material payment obligations, except in the ordinary course of business.

Section 10.5    Further Assurances. Upon the request of Lender, each Borrower will promptly (a) correct any defect, error or omission which may be discovered in any financing statement relating to this Agreement; (b) execute, acknowledge, deliver and record such further instruments (including, without limitation, further security agreements, financing statements, continuation statements and assignments of accounts, contract rights, general intangibles and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement as determined by Lender in its reasonable discretion and to more fully identify and subject to the security interest hereof any property intended to be covered hereby, including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral; (c) execute, acknowledge, deliver and record any document or instrument (including specifically any financing statement) necessary, desirable or proper, as determined by Lender in its reasonable discretion, to protect the Lien and security interest hereunder against the rights or interests of third persons; and (d) execute, deliver and file such filings as Lender in its reasonable discretion deems appropriate, to the extent, if any, that the signature of such Borrower thereon is required therefor. Each Borrower shall pay all reasonable and actually incurred costs connected with any of the foregoing.
Section 10.6    Limitation on Duty of Lender. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Collateral in its custody or control or in the custody or control of any agent or bailee or any income thereon. Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession or custody if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral (except for gross negligence, willful misconduct or bad faith of Lender) or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.
Section 10.7    Payment of Expenses. Each Borrower will reimburse Lender for all reasonable and documented expenses actually incurred by Lender in connection with the perfection, termination, and the continuation of the perfection of any security interest in the Collateral. At its option, upon the occurrence and during the continuation of an Event of Default, Lender may, but is not required to discharge taxes, Liens, security interests or such other encumbrances as may attach to the Collateral; pay for required insurance on the Collateral; and pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by Lender to be necessary. Each Borrower will reimburse Lender on demand for any payment so made or any expense incurred by Lender pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Lender.
Section 10.8    Preservation of Rights. No delay or omission on Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Lender’s action or inaction impair any such right or power. Lender's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that Lender may have under other agreements, at law or in equity.
Section 10.9    Waivers. Each Borrower has waived, and/or does by these presents waive, presentment for payment, protest, notice of protest and notice of nonpayment under all of the Obligations secured by this Agreement. Each Borrower further agrees that discharge or release of any party who is, may be, or will be liable to Lender under any of the Obligations, or the release of the Collateral or any other collateral directly or indirectly securing repayment of the same, shall not have the effect of releasing or otherwise diminishing or reducing the actual or potential liability of such Borrower and/or any other party or parties guaranteeing payment of the Obligations, who shall remain liable to Lender. Each Borrower additionally agrees that the acceptance of payments by Lender other than in accordance with the terms of any agreement, or agreements governing repayment of the Obligations, or the subsequent agreement of Lender to extend or modify such repayment terms, shall likewise not have the effect of releasing such Borrower, and/or any other party or parties guaranteeing payment of the Obligations, from their respective obligations to Lender under this Agreement and to Lender under the Obligations, and/or of releasing any of the Collateral or other collateral directly or indirectly securing repayment of the Obligations. In addition, no course of dealing between any Borrower and Lender nor any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender under this Agreement shall have the effect of waiving any of the rights and remedies of Lender. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any other rights and remedies of Lender, it being each Borrower’s intent and agreement that the rights and remedies of Lender shall be cumulative in nature. Each Borrower further agrees that, upon the occurrence and continuance of any Event of Default, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender under this Agreement shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance as to one Event of Default shall not constitute a waiver or forbearance as to any other Event of Default. None of the warranties, conditions, provisions and terms contained in this Agreement or any Loan Document, shall be deemed to have been waived by any act or knowledge of Lender or the agents, officers or employees of Lender; but only by an instrument in writing specifying such waiver, signed by a duly authorized officer of Lender and delivered to the Borrowers.

ARTICLE 11
MISCELLANEOUS
Section 11.1    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by electronic mail (email). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Lender:	Ligand Pharmaceuticals, Incorporated
3911 Sorrento Valley Blvd., Suite 110
San Diego, California 92121
Attention: Matthew Korenberg, President & COO and
Andrew T. Reardon, Chief Legal Officer and Secretary
Email: [***]

with a copy to:	Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Attention: Kristen V. Campana
Email: [***]

If to the Borrowers:	Novan, Inc.
4020 Stirrup Creek Drive, Suite 110
Durham, North Carolina 27703
Attention: Paula Brown Stafford; John M. Gay
Email: [***]

with a copy to:	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27609
Attention: Gerald F. Roach; Christopher B. Capel; James R. Jolley
Email: [***]

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, or (b) on the first (1st) Business Day after deposit with an overnight air courier service, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by email, a notice shall be deemed given and received when the email is transmitted to the party’s email address specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours. Either party may designate a change of address by promptly giving prior written notice of such change of address.
Section 11.2    Amendments and Waivers. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.
Section 11.3    Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements among the Borrowers and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.
Section 11.4    Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
Section 11.5    Expenses; Attorneys’ Fees; Indemnification.
(1)    The Borrowers will pay on demand, all documented out-of-pocket fees, costs and expenses incurred by or on behalf of Lender, including without limitation, reasonable and documented out-of-pocket fees, costs, client charges and expenses of, for Lender, one primary outside counsel, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of Lender’s rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Lender’s claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Borrower and (j) the receipt by Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document, if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, Lender may itself perform or cause performance of such covenant or agreement, and the expenses of Lender incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 11.5 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

(2)    Subject to Section 7.4 and Section 11.5(1) above, each Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys, who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by such Borrower arising out of, in connection with, or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document or any document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including (a) the handling of any collateral of a Borrower as herein provided, (b) Lender’s relying on any instructions of a Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents); (ii) the Loan or the use or proposed use of the proceeds thereof; or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any subsidiary thereof, and regardless of whether any Indemnitee is a party thereto.
(3)    Each Borrower agrees to save harmless and indemnify Lender from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorneys’ fees) incurred by Lender in connection with any broker’s or finder’s or commission in connection with this Agreement or the transactions contemplated hereby.
Section 11.6    Conditions. All conditions of the obligations of Lender hereunder, including the obligation to make the Advance, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make the Advance in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole discretion.
Section 11.7    Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of the Borrowers, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between the Borrowers and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or other similar interest between Lender and the Borrowers, and the rights of Lender to receive interest, fees and other compensation for the credit made available by Lender to Borrowers shall be interpreted at all times to make Lender a creditor of the Borrowers. Lender and the Borrowers disclaim any intention to create any partnership, joint venture, agency or other similar interest between Lender and the Borrowers by virtue of this Agreement.
Section 11.8    Time of the Essence. Time is of the essence with respect to this Agreement.
Section 11.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Borrowers and their respective successors and assigns, provided that no Borrower shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.
Section 11.10    Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan, including any notes or other documents issues in substitution for the existing Loan Documents.
Section 11.11    Cumulative Rights. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
Section 11.12    Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.
Section 11.13    Phrases. When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” the phrase “satisfactory to Lender” shall mean “in form and substance satisfactory to Lender in all respects,” the phrase “with Lender’s consent” or “with Lender’s approval” shall mean such consent or approval at Lender’s reasonable discretion, and the phrase “acceptable to Lender” shall mean “acceptable to Lender at Lender’s reasonable discretion.”
Section 11.14    Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.
Section 11.15    Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.
Section 11.16    Confidentiality. Neither party shall disclose or make public any information concerning the Loan and the Loan Documents, all of which shall be strictly confidential save where disclosure is required by law or by a regulatory or tax authority having jurisdiction over the transaction contemplated by this Agreement; provided, that both parties may disclose information concerning the Loan and the Loan Documents to either party’s advisors, managers and officers on a need-to-know basis.
Section 11.17    Survival. All of the representations, warranties, covenants, and indemnities hereunder, and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the Liens evidencing or securing the Loan.
Section 11.18    Waiver of Jury Trial; Venue. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE BORROWERS AND LENDER, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. EACH BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH BORROWER AGREES THAT THE NEW YORK COUNTY DISTRICT COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH REGARD TO ALL MATTERS RELATING HERETO AND EACH BORROWER SUBMITS ITSELF TO SUCH VENUE, SUBJECT TO ANY LAWFUL REQUIREMENT TO SUBMIT TO OTHER JURISDICTIONS SO REQUIRED WITH RESPECT TO ENFORCEMENT OF COLLATERAL.
Section 11.19    Waiver of Punitive or Consequential Damages. In no event shall Lender be liable to the Borrowers for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by Lender, and each Borrower, for itself and its affiliates, hereby waives all claims for consequential damages.

Section 11.20    Sole Discretion. Unless otherwise specifically provided in this Agreement, whenever the consent or approval of Lender is required under this Agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Lender, and the decision of Lender shall be final and conclusive. Unless otherwise specifically provided in this Agreement, whenever the consent or approval of Lender is required under this Agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Lender, and the decision of Lender shall be final and conclusive.
Section 11.21    Governing Law. The Loan Documents are being executed and delivered, and are intended to be performed, in the State, and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.
Section 11.22    Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding among Lender and the Borrowers and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between this Agreement or any of the other Loan Documents, the terms of this Agreement shall control.
Section 11.23    Levy; Attachment. Neither Lender’s obligation hereunder nor any monies, property or funds deposited or required to be deposited under this Agreement shall be subject or liable to attachment or levy by suit or action of any creditor of the Borrowers or of any agent, contractor, subcontractor or supplier of the Borrowers.
Section 11.24    Successors and Assigns; Participations and Assignments.
(1)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or to the Borrowers or any Subsidiary thereof.
(2)    Each Borrower agrees and consents that Lender may assign to one or more assignees (together with its successors and assigns, each an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan) without any limitation whatsoever. Each Borrower hereby waives any and all notices of assignment by Lender or by any Assignee. Each Borrower also agrees that any Assignee will be considered the absolute owner of such Assignee’s interest in the Loan and will have all the rights and obligations granted to such Assignee. Each Borrower further waives all rights of offset or counterclaim that it may have now or hereafter against Lender or against any Assignee and unconditionally agrees that either Lender or such Assignee may enforce such Borrower’s obligations under the Loan Documents irrespective of the failure or insolvency of any holder of any interest in the Loan. Each Borrower further agrees that any Assignee may enforce its interests irrespective of any personal claims or defenses that such Borrower may have against Lender.
(3)    Each Borrower agrees and consents to Lender’s sale or transfer, whether now or hereafter, of one or more participation interests in this loan facility to one or more purchasers (together with its successors and assigns, each a “Participant”), whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information of knowledge Lender may have about the Borrowers or about any other matter relating to this loan, and each Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Each Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Each Borrower also agrees that any Participant will be considered the absolute owner of such Participant’s interest in the Loan and will have all the rights granted to it under the participation agreement or agreements governing the sale of such Participant’s interest. Each Borrower further waives all rights of offset or counterclaim that it may have now or hereafter against Lender or against any Participant and unconditionally agrees that either Lender or such Participant may enforce such Borrower’s obligations under the Loan Documents irrespective of the failure or insolvency of any holder of any interest in the Loan. Each Borrower further agrees that any Participant may enforce its interests irrespective of any personal claims or defenses that such Borrower may have against Lender.
Section 11.25    USA Patriot Act Notification. Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act of 2001, 31, U.S.C. 5318, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of the Borrowers and other information that will allow Lender to identify the Borrowers in accordance therewith.
Section 11.26    Right to Defend. Lender shall have the right, but not the obligation, at each Borrower’s expense, to commence, to appear in or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder and, in connection therewith, pay out of the funds of the Loan all necessary expenses, including fees of counsel satisfactory to Lender, except in a suit by the Borrowers against Lender, in which case the prevailing party shall be entitled to such fees and expenses as a part of any judgment obtained.
Section 11.27    No Joint Venture. Each Borrower and Lender intend that the relationship created under this Agreement and the other Loan Documents be solely that of debtor and creditor. Nothing herein or in the other Loan Documents is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between the Borrowers and Lender.
Section 11.28    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXECUTED as of the date first written above.

LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation, as Lender

By: /s/ Matthew Korenberg
Name: Matthew Korenberg
Title: President and Chief Operating Officer

NOVAN, INC. a Delaware corporation, as a Borrower
By: /s/ Paula Brown Stafford
Name: Paula Brown Stafford
Title: President, Chief Executive Officer, and Chairman

EPI HEALTH, LLC, a North Carolina limited liability company, as a Borrower
By: /s/ Paula Brown Stafford
Name: Paula Brown Stafford
Title: Chief Executive Officer
[Signature Page to Loan and Security Agreement]